[DESCRIPTION]
INDEPENDENT AUDITORS REPORT

	To the Board of Trustees and Shareholders of FEDERATED STOCK and BOND FUND, INC.:

In planning and performing our audit of the financial statements of Federated Stock and Bond Fund, Inc. for the year ended October 31, 1998 (on which we have issued our reports dated December 16, 1998), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Funds internal control.

The management of Federated Stock and Bond Fund, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

	Because of inherent limitations in any internal control, errors or
fraud may occur and not 	be detected.  Also, projection of any
evaluation of internal control to future periods is subject 	to the
risk that it may become inadequate because of changes in conditions or
that the 	effectiveness of the design and operation may deteriorate.

	Our consideration of the Funds internal control would not
necessarily disclose all matters in 	internal control that might be
material weaknesses under standards established by the 	American
Institute of Certified Public Accountants.  A material weakness is a
condition in 	which the design or operation of one or more of the
internal control components does not 	reduce to a relatively low
level the risk that errors or fraud in amounts that would be material
	in relation to the financial statements being audited may occur
and not be detected within a 	timely period by employees in the normal
course of  performing their assigned functions.  	However, we noted
no matters involving the Funds internal control and its operation,
	including controls for safeguarding securities, that we consider
to be material weaknesses as 	defined above as of October 31, 1998.

	This report is intended solely for the information and use of
management and the Securities 	and Exchange Commission.




	DELOITTE & TOUCHE LLP

	December 16, 1998